UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 2, 2012

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Company (“TTE”) entered into a Stock Purchase Agreement (the “Agreement”) dated June 27, 2012 with Elysian Shores Holdings, a Turks and Caicos Islands Exempted Company (“Purchaser”) wherein TTE agreed to sell and Purchaser agreed to purchase, 23,076,924 shares of TTE’s Class A Common Stock (the “Shares”), at a purchase price of $0.065 per share, all on the terms and subject to the conditions as set forth in the Agreement.

The agreed upon consideration to be paid for the Shares is $1,500,000 US, in cash, to be paid prior to the delivery of the Shares. Upon closing, TTE will grant the Purchaser the first right to purchase a Convertible Note for $3,600,000 US, the terms of which will be negotiated at that time.

The Shares to be issued are not registered under the Act or applicable state securities laws, and are characterized under the Act as “restricted securities,” and are issued pursuant to an exemption under Rule 506 of Regulation D.

Purchaser has represented that it is an Accredited Investor purchasing for its own account, and not with a view to resale or distribution.

Item 9.01   Financial Statements and Exhibits

    (c)       Exhibits

Exhibit                   Description

10.1	Stock Purchase Agreement, dated June 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: July 2, 2012	By:	/s/ Michael H. Rouse
Michael H. Rouse, CEO

2